Exhibit 1.01

CERNER CORPORATION

Conflict Minerals Report
For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (this "Report") of Cerner Corporation and its consolidated subsidiaries (the "Company") has been prepared pursuant to Rule 13p-1 (the "Rule") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2015 to December 31, 2015.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and “Conflict Minerals” originating in the “Covered Countries” are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the "Conflict Minerals," are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The "Covered Countries" for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

The process of determining whether the Rule applies to a particular registrant is highly complex and involves many subjective determinations that are necessarily dependent upon the particular facts and circumstances of the registrant's business and products. For instance, under applicable SEC guidance, the determination as to whether a registrant has "contracted to manufacture a product" depends upon the degree of influence of the registrant over the manufacturing of the product, the analysis of which is necessarily subjective in nature. Similarly, SEC guidance directs registrants to make a facts-and-circumstances determination as to whether a Conflict Mineral is "necessary to the functionality or production of a product." The Company has conducted a good faith and reasonable analysis as to the application of the Rule to the Company's business and products based upon available SEC guidance. As a result of this analysis, the Company has determined that certain of its operations described below may be deemed to manufacture, or contract to manufacture, products that are believed to contain Conflict Minerals that may be necessary to the functionality or production of those products for purposes of the Rule. The Company's determinations with respect to the products described in this Report for the reporting period covered hereby, or for future Company products, may change in subsequent reporting periods as a result of changes in the facts and circumstances of the Company's business or products, future SEC guidance interpreting the application of the Rule or evolving consensus or industry standards regarding the interpretation and implementation of the Rule.

Description of the Company's Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.

These products, which are referred to in this Report collectively as the "Covered Products," are the following:

•
RxStation® is an automated dispensing cabinet for medications in a hospital setting. The Company contracts with a third party to manufacture the RxStation, which is designed specifically for the Company.

•
Connectivity engines that are utilized to enable medical device connectivity. The designs are third party designs that include a custom plastic enclosure and additional USB ports, which are manufactured specifically for the Company.

•	Custom device adaptors that are contracted to be manufactured by third parties for various applications.

Exhibit 1.01

•
Various robotic devices that automate clinical laboratories (i.e. open automation track systems) and move samples through the laboratory. The Company designs the open automation tracks and assembles generic component parts to form the open automation track systems as part of its Cerner Labotix business.

The Company's Reasonable Country of Origin Inquiry and Due Diligence Process

The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals used in the products it may be deemed to manufacture or contract to manufacture under the Rule. The good faith reasonable country of origin inquiry was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any such Conflict Minerals may be from recycled or scrap sources. The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals to the extent such information was available. The Company's due diligence measures were designed to conform to the framework in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the "OECD Guidance").

The Company has adopted a policy relating to Conflict Minerals (the "Policy"), which is publicly available on the Company's website. The Policy states that the Company supports efforts to end the human suffering and environmental impact associated with mining in the Covered Countries and is committed to meeting the legislative and regulatory requirements that seek to eradicate this suffering. In addition, the Company supports greater transparency with regard to the supply chain and expects its suppliers to use their best efforts to source Conflict Minerals only from sources that are identified as DRC Conflict Free and refrain from supplying us with products or other materials that directly or indirectly finance or benefit armed groups in the Covered Countries. The term DRC Conflict Free, as defined in the Rule, encompasses products that do not contain Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries. We expect our suppliers to, among other things, implement and communicate policies that are consistent with our policy and provide timely and accurate information regarding the source of Conflict Minerals in the supply chain and the steps that have been taken to determine whether such products and materials are DRC Conflict Free.

The supply chain with respect to the Covered Products is complex, and there are many third parties between the ultimate manufacturers of the Covered Products and the original sources of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. It must therefore rely on its suppliers and the suppliers to third parties with which it may be deemed to contract to manufacture a product to provide information regarding the origin of Conflict Minerals that are included in Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken the steps described below to identify the applicable smelters and refiners of Conflict Minerals in the Company's supply chain.

The purpose of the Company's due diligence is to determine (i) the origin and chain of custody of the Conflict Minerals contained in the Covered Products, and (ii) if such Conflict Minerals originated in the Covered Countries, whether such Conflict Minerals financed or benefited armed groups in the Covered Countries.

OECD Guidance suggests structuring internal management systems to support supply chain due diligence. In this regard, the Company identified and engaged appropriate Company personnel that comprised a core team responsible for overseeing and carrying out due diligence procedures with respect to the Rule. The team responsible for the Company's Conflict Minerals compliance is comprised of representatives from Legal, Finance, Purchasing and the Supplier Contracts Team. For purposes of conducting due diligence and determining the applicability of the Rule, the Company has divided its business into two distinct groups: Cerner Labotix and all other Cerner business. As discussed below, additional Company personnel were identified in each of these groups, and members of the core team communicated and coordinated with these personnel for purposes of carrying out the Company's due diligence.

Through its Cerner Labotix business group, the Company automates clinical laboratories by assembling robotic devices that can move samples through the laboratory. While Cerner Labotix does not manufacture or contract to manufacture

Exhibit 1.01

any of the generic component parts that are assembled to form the automated laboratory solution to the end user, based on SEC guidance, the Company has erred on the side of caution and concluded that the Rule may apply to Cerner Labotix because the open laboratory track systems sold to end users are products and the Conflict Minerals contained in the generic electronic components may be deemed necessary to the functionality of the products. To help determine the population of Cerner Labotix products and corresponding component parts, the core team engaged various personnel from the Cerner Labotix group, including customer support and engineering personnel.

All other Covered Products fell within other Cerner business groups and consisted of the RxStation, managed by the Company's RxAware products group, and connectivity engines and custom device adaptors, managed by the Company's DeviceWorks products group. Although these Covered Products are manufactured by third parties, the degree of influence the Company has in designing these products may be sufficient such that the Company would be deemed to have contracted to manufacture these products under the Rule. To help determine the population of other Cerner business products and corresponding component parts, the core team engaged various personnel within other Cerner business groups, including personnel in accounting, operations and development.

OECD Guidance recommends that a company engage with suppliers in its supply chain to make inquiries about the source of Conflict Minerals, as well as the smelters or refiners used to process the Conflict Minerals. In this regard, the Company established a system of controls and transparency over its supply chain to identify the source of Conflict Minerals, as well as strengthened its engagement with suppliers to assist the Company in undertaking its supply chain due diligence, in each case, as discussed below.

Once the core team identified the population of products subject to the Rule, the Company circulated questionnaires and sought to obtain the Conflict Free Sourcing Initiative ("CFSI") Conflict Mineral Reporting Template as adopted by the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (the "CMRT") from each of the Company’s suppliers associated with the Covered Products. The CMRT was formulated as a part of industry-supported initiatives, which are contemplated methods for establishing a system of supply chain controls and transparency and identifying and responding to risks in the supply chain under the OECD Guidance.

The questionnaires and the CMRTs sought representations indicating the facility at which the suppliers' Conflict Minerals were processed and a demonstration that those conflict minerals came from recycled or scrap sources or did not originate in the Covered Countries. As of the date of this Report, the Company has received responses from approximately 74% of its suppliers associated with the Covered Products. Many suppliers confirmed that, to the best of their knowledge, products supplied to the Company do not contain Conflict Minerals originating in the Covered Countries, or those Conflict Minerals that originated in the Covered Countries originated from facilities that have been certified conflict free by the CFSI. Due to the complexity of the supply chain, certain suppliers indicated that their due diligence procedures were ongoing.

As a part of its supplier engagement, the core team attempted to contact all suppliers through multiple channels and also obtained information pertaining to the Rule from suppliers' websites, where available. When applicable, the Company reviewed the CFSI website for an acceptable listing of conflict-free certified smelters and processing facilities to confirm the absence of any "red flags" regarding the representations provided by the Company's suppliers. The CFSI certification process is an industry-supported initiative for compliance with supply chain due diligence, which are contemplated methods for identifying and responding to risks in the supply chain and auditing the due diligence practices of smelter and refiners under the OECD Guidance.

Based on the information that was provided by the Company's suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below. Based on the information obtained via its due diligence process, the Company has reasonably determined that countries of origin of the Conflict Minerals include the countries listed in the table below.

Exhibit 1.01

List of facilities processing Conflict Minerals for the Covered Products
5N Plus	Atasay Kuyumculuk Sanayi Ve Ticaret A.Ş.	China National Gold Corporation
A&M Minerals Ltd.	ATI Metalworking Products	China National Nonferrous Metals
A.L.M.T. Tungsten Corp.	Atlantic Metals and Alloys, Inc.	China Tin Group Co. Ltd.
A.M.P.E.R.E. Deutsch	Atlas Pacific Engineering Company, Inc.	Chongyi Zhangyuan Tungsten Co. Ltd.
ABC Banking Corporation	Atotech Group	Chugai Mining Co. Ltd.
Acade Noble Metal Corporation	AURA-II Precious Metal Refining	Chunbao Carbide Science & Technology Co. Ltd.
Academy Precious Metals Co. Ltd.	Aurubis AG	CNMC (Guangxi) PGMA Co. Ltd.
ACL Metais Eireli	Ausmelt Limited	Colonial Metals Co.
Advanced Chemical Company	Austin Powder Co.	Colt Refining, Inc.
Advanced Metallurgical Group N.V.	Avon Specialty Metals Ltd.	Companhia Industrial Fluminense
Aida Chemical Industries Co. Ltd.	AVX Corporation	Conghua Tantalum and Niobium Smeltry
Air Liquide Far Eastern Ltd.	B.R. Industries	Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.
AK Steel Corp.	Baiyin Nonferrous Metals Corporation (BNMC)	Cooperative Metalurgica de Rondonia Ltda.
Aktyubinsk Copper Company TOO	Balver Zinn Josef Jost GmbH & Co.	Coopersanta
Al Etihad Gold	Bangalore Refinery Pvt. Ltd.	Corporación Nacional del Cobre (Codelco)
Aleris International, Inc.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CSC Pure Technologies
Allgemeine Gold-und Silberscheideanstalt A.G.	Bauer Walser AG	CTS Industries Pte. Ltd.
Allied Metal Company	Beijing Oriental Guide Welding Materials Co. Ltd.	Custom Alloy Light Metals, Inc.
Alltech Metal	Beijing Zenith Materials Co. Ltd.	CV Ayi Jaya
Almalyk Mining and Metallurgical Complex (AMMC)	Bejing Tian-Long Tungsten & Molybdenum Co. Ltd.	CV Dua Sekawan
Alpha	Best Metais e Solda S.A.	CV Duta Putra Bangka
Alpha Metals Korea Ltd.	BNT Chemicals Gmbh	CV Gita Pesona
Alta Group	Boliden AB	CV JusTindo
Aluminum Alloys, Inc.	Brinkmann Chemie GmbH	CV Makmur Jaya
Aluminum Resources, Inc.	Britannia Refined Metals Ltd.	CV Nurjanah
Amalgamated Metal Corporation	BT Solders Pvt. Ltd.	CV Prima Timah Utama
Amalgament, Inc.	Bohler Forging	CV Serumpun Sebalai
American Iron and Metal	C. Hafner GmbH + Co. KG	CV Tiga Sekawan
An Thai Minerals Company Limited	C. Uyemura & Co. Ltd.	CV United Smelting
An Vinh Joint Stock Mineral Processing Company	Cabot Corporation	CV Venus Inti Perkasa
AngloGold Ashanti Córrego do Sítio Mineração	Cannon-Muskegon Corp	D Block Metals, LLC
Anhui Herrman Impex Co. Ltd.	Caridad	Dae Chang Industrial Co. Ltd.
Anson Solder Manufacturing Co. Ltd.	CCR Refinery – Glencore Canada Corporation	Dae Kil Metal Co. Ltd.
Aoki Laboratories Ltd.	Cendres + Métaux S.A.	Daejin Indus Co. Ltd.
Aperam Alloys Imphy	Ceratizit S.A.	Daeryong ENC Co. Ltd.
ArcelorMittal Burns Harbor	ChangchunUp Optech Co. Ltd.	Daye Nonferrous Metals Co. Ltd.
Arco Alloys Corp.	Changsha South Tantalum Niobium Co. Ltd.	Dayu Weiliang Tungsten Co. Ltd.
Argor-Heraeus S.A.	Changzhou Chemical Research Institute Co. Ltd.	Designed Alloy Products, Inc.
Asahi Chemical & Solder Industries Pte. Ltd.	Chaozhou Xianglu Tungsten Industry Co. Ltd.	Do Sung Corporation
Asahi Pretec Corporation	Chenzhou Gold Arrow Solder Co. Ltd.	Doduco GmbH
Asahi Refining Canada Limited	Chenzhou Yunxiang Mining and Metallurgy Co. Ltd.	Dowa
Asahi Refining USA, Inc.	Chernan Technology Co. Ltd.	Duksan Hi Metal Co. Ltd.
Asaka Riken Co. Ltd.	Chia Far Industrial Factory Company	Duoluoshan
Asia Tungsten Products Vietnam Ltd.	Chimet S.p.A.	E.S.R. Electronics
Assaf Conductors Ltd.	China Minmetals Non-ferrous Metals Holding Co. Ltd.	Eagle Metals Manufacturing, Inc.

Exhibit 1.01

Eastern Alloys, Inc.	Gibbs Wire & Steel Co. Inc.	Hunan Chuangda Vanadium Tungsten Co. Ltd.
E-CHEM Enterprise Corp.	Global Advanced Metals Group	Hutti Gold Mines Co. Ltd.
Eco-System Recycling Co. Ltd.	Global Tungsten & Powders Corp.	Hwasung CJ Co. Ltd.
Egli Fischer & Co. AG	Grant Manufacturing and Alloying, Inc.	Hyundai Steel Co. Ltd.
Electroloy Coroperation Sdn Bhd	Great Wall Gold and Silver Refinery	ILJIN Diamond Co. Ltd.
Electroloy Metal Pte. Ltd.	Guangdong Jinding Gold Limited	IMC-MetalsAmerica, LLC
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Guangdong MingFa Precious Metal Co. Ltd.	Imperial Zinc Corp.
Elemetal Refining, LLC	Guangdong Xianglu Tungsten Co. Ltd.	Inbra Indústria e Comércio de Metais Ltda.
Elmet S.L.U. (Metallo Group)	Guangdong Zhiyuan New Material Co. Ltd.	Indonesian State Tin Corp.
EM Vinto	Guangxi Huaxi Group Limited	Industria Brasileira de Ferro Ligas Ltda.
Emirates Gold DMCC	Guanyang Guida Nonferrous Metal Smelting Plant	Indústrial Minera de México S.A.
ESG Edelmetall-Handel GmbH & Co.	Guoda Safina High-Tech Environmental Refinery Co. Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co. Ltd.
Essar Steel Algoma, Inc.	H. J. Enthoven & Sons Ltd.	Inovan GmbH
Estanho de Rondônia S.A.	H. Kramer & Co.	International Wire Group
Ethiopian Minerals Development Share Company	H.C. Starck Group	Ishifuku Metal Industry Co. Ltd.
Evraz Stratcor, Inc.	H.L. Thorne & Co. Ltd.	Ishikawa Metal Co. Ltd.
Exotech, Inc.	Hana-High Metal Co. Ltd.	Istanbul Gold Refinery
F&X Electro-Materials Ltd.	Hanbaek Nonferrous Metals Co. Ltd.	Izawa Metal Co. Ltd.
Faggi Enrico S.p.A.	Hangzhou Fuchunjiang Smelting Co. Ltd.	Japan Mint
Feinhütte Halsbrücke GmbH	Harada Metal Industry Co. Ltd.	Japan New Metals Co. Ltd.
Felder GmbH	Harmony Gold Mining Co. Ltd.	Japan Pure Chemical Co. Ltd.
Fenix Metals	Hayes Metals Fabrication LLC	Jean Goldschmidt International SA
Fidelity Printers and Refiners Ltd.	Heesung Catalysts Corp.	Jiangsu Hetian Technological Material Co. Ltd.
FIR Metals & Resource Ltd.	Heesung Metal Ltd.	Jiangxi Copper Co. Ltd.
First Copper Technology Co. Ltd.	Heimerle + Meule GmbH	Jiangxi Dayu Longxintai Tungsten Co. Ltd.
Foshan Nanhai Xihai Metal Material Co. Ltd.	Hengyang King Xing Lifeng New Materials Co. Ltd.	Jiangxi Dinghai Tantalum & Niobium Co. Ltd.
Fujian Jinxin Tungsten Co. Ltd.	Heraeus Ltd. Hong Kong	Jiangxi Minmetals Gao'an Non-ferrous Metals Co. Ltd.
Fundipar Indústria e Comércio	Heraeus Materials Singapore Pte. Ltd.	Jiangxi Rare Metals Tungsten Holdings Group Co. Ltd.
Furukawa Electric Co. Ltd.	Heraeus Oriental Hitec Co. Ltd.	Jiangxi Richsea New Materials Co. Ltd.
Gannon & Scott, Inc.	Heraeus Precious Metals GmbH & Co. KG	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co. Ltd.
Gansu Seemine Material Hi-Tech Co. Ltd.	Heraeus Precious Metals Group	Jiangxi Tungsten Industry Group Co. Ltd.
Ganxian Shirui New Material Co. Ltd.	Heraeus Zhaoyuan Changshu Electronic Material Co. Ltd.	Jiangxi Tuohong New Raw Material
Ganzhou Haichuang Tungsten Industry Co. Ltd.	High Quality Technology Co. Ltd.	Jiangxi Xinsheng Tungsten Industry Co. Ltd.
Ganzhou Jiangwu Ferrotungsten Co. Ltd.	Hishikari Mine	Jiangxi Xiushui Xianggan Nonferrous Metals Co. Ltd.
Ganzhou Non-ferrous Metals Smelting Co. Ltd.	Hitachi Cable Ltd.	Jiangxi Yaosheng Tungsten Co. Ltd.
Ganzhou Seadragon W & Mo Co. Ltd.	Hitachi Metals Ltd.	Jin Jinyin Refining Co. Ltd.
Ganzhou Yatai Tungsten Co. Ltd.	Hi-Temp Specialty Metals, Inc.	Jinfeng Gold Mine
Gebrueder Kemper GmbH	Hon Hai Precision Industry Co. Ltd.	Jinlong Copper Co. Ltd.
Geib Refining Corporation	Hongqiao Group Co. Ltd.	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Gejiu Fengming Metalurgy Chemical Plant	House of Currency of Brazil (Casa da Moeda do Brazil)	Jiujiang Tanbre Co. Ltd.
Gejiu Jinye Mineral Company	Hua Eng Wire & Cable Co. Ltd.	Jiujiang Zhongao Tantalum & Niobium Co. Ltd.
Gejiu Kai Meng Industry and Trade LLC	Huanggang Tongding Metals Material Co. Ltd.	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gejiu Non-Ferrous Metal Processing Co. Ltd.	HuiChang Hill Tin Industry Co. Ltd.	JX Nippon Mining & Metals Co. Ltd.
Gejiu Yunxin Nonferrous Electrolysis Co. Ltd.	Huichang Jinshunda Tin Co. Ltd.	K.A. Rasmussen AS
Gejiu Zili Mining And Metallurgy Co. Ltd.	Hunan Chenzhou Mining Co. Ltd.	Kalas Manufacturing, Inc.
Gerard Daniel Worldwide	Hunan Chuangda Metallurgy Group Co. Ltd.	Kaloti Precious Metals

Exhibit 1.01

Kanto Denka Kogyo Co. Ltd.	Materion Corporation	Nippon Aleph Corporation
Karas Plating Ltd.	Matsuda Sangyo Co. Ltd.	Nippon Filler Metals Ltd.
Kazakhmys Smelting LLC	MCP Metal Specialties, Inc.	Nippon Micrometal Corporation
Kazzinc	MCP Mining & Chemical Products Ltd.	Norteña de Metales S.A.
Keeling & Walker Ltd.	Mead Metals, Inc.	North American Tungsten Corporation Ltd.
KEMET Blue Metals	Mecomsa, S.A. de C.V.	North Star BlueScope Steel LLC
Kemet Blue Powder	Medeko Cast S.R.O.	Noventa Ltd.
Kennametal, Inc.	Melt Metais e Ligas S.A.	Novosibirsk Processing Plant Ltd.
Kennecott Utah Copper LLC	Metahub Industries Sdn. Bhd.	Nucor Corporation
KGHM Polska Miedź Spółka Akcyjna	Metallic Resources, Inc.	O.M. Manufacturing Group
Kiesow Dr. Brinkmann GmbH & Co.	Metallo-Chimique N.V.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
King-Tan Tantalum Industry Ltd.	Metallum Metal Trading AG	Ohio Precious Metals LLC
KME Group	Metallurgical Products India Pvt. Ltd.	Ohura Precious Metal Industry Co. Ltd.
Koepp Schaum GmbH	Metalor Technologies Group	OJSC Refinery and Non-Ferrous Metals Plant
Kojima Chemicals Co. Ltd.	Metalúrgica Met-Mex Peñones, S.A. de C.V.	Operaciones Metalurgical S.A.
Koki Products Co. Ltd.	Metropolitan Alloys Corp.	Oxbow Metales de Mexico R.L. de C.V.
Korea Metal Co. Ltd.	Midland Industries	Palm International, Inc.
Korea Zinc Co. Ltd.	Midwest Tungsten Wire Co.	PAMP S.A.
Kořínek Josef, Ing.	Millard Wire	Pan Pacific Copper Co. Ltd.
Kovohute Pribram Nastupnicka A.S.	Minchai Metal Industry Co. Ltd.	Paranapanema S.A.
Kunshan Chengli Soldering Tin Manufacturing Co. Ltd.	Mineração Taboca S.A.	Penglai Penggang Gold Industry Co. Ltd.
Kunshan Jinli Reagent Chemical Co. Ltd.	Mineral-Metal S.R.O.	Philippine Chuangxin Industrial Co. Inc.
Kyocera Corporation	Minsur S.A.	Phoenix Metal Ltd.
Kyocera Electronics Co. Ltd.	Mitsubishi Materials Corporation	Pireks Bakir Alasimlari A.Ş.
Kyoritsu Gokin Co. Ltd.	Mitsui Mining and Smelting Co. Ltd.	Plansee Group SE
Kyrgyzaltyn JSC	MK Electronics, Inc.	PM Kalco, Inc
L' azurde Company For Jewelry	MMTC-PAMP India Pvt. Ltd.	PM Sales, Inc.
Laibin China Tin Smelting Co. Ltd.	Moliren Ltd.	Pobedit, JSC
Leybold Co. Ltd.	Molycorp Silmet A.S.	Poongsan Corporation
Lian Xing Chemical Co. Ltd.	Morris and Watson	POSCO
Lingbao Gold Co. Ltd.	Moscow Special Alloys Processing Plant	Prifer Comércio de Sucatas
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	N.E. Chemcat Corporation	Prioksky Plant of Non-Ferrous Metals
Linwu Xianggui Ore Smelting Co. Ltd.	Nadir Metal Rafineri Sanayi Ve Ticaret A.Ş.	Productos Minerales del Norte S.A. de C.V.
Linxens Holding	Nanchang Cemented Carbide LLC	PT Alam Lestari Kencana
Liuzhou China Tin Group Co. Ltd.	Nankang Nanshan Tin Manufactory Co. Ltd.	PT Aneka Tambang (Persero) Tbk
London Bullion Market Association	Nathan Trotter & Co. Inc.	PT Aries Kencana Sejahtera
London Metal Exchange	Navoi Mining and Metallurgical Combinat	PT Artha Cipta Langgeng
LSM Brasil S.A.	NEC Tokin Electronics (Thailand) Co. Ltd.	PT ATD Makmur Mandiri Jaya
LS-NIKKO Copper, Inc.	Nghe Tinh Non-Ferrous Metals JSC	PT Babel Inti Perkasa
Luoyang Zijin Yinhui Gold Refinery Co. Ltd.	Niagara Refining LLC (Buffalo Tungsten, Inc.)	PT Babel Surya Alam Lestari
M&R Claushuis B.V.	Nihon Genma Manufacturing Co. Ltd.	PT Bangka Kudai Tin
MacDermid Performance Solutions	Nihon Material Co. Ltd.	PT Bangka Prima Tin
Magnesium Elekton, Inc.	Nihon Superior Co. Ltd.	PT Bangka Putra Karya
Magnu's Minerais Metais e Ligas Ltda.	Ningbo Jintian Copper (Group) Co. Ltd.	PT Bangka Timah Utama Sejahtera
Malaysia Smelting Corporation (MSC)	Ningxia Non-ferrous Metal Smeltery	PT Bangka Tin Industry
Materials Eco-Refining Co. Ltd.	Ningxia Orient Tantalum Industry Co. Ltd.	PT Belitung Industri Sejahtera

Exhibit 1.01

PT BilliTin Makmur Lestari	Rui Da Hung	Sincemat Co. Ltd.
PT Bukit Timah	SAAMP	Sindlhauser Materials GmbH
PT Cipta Persada Mulia	Sabin Metal Corp.	Singway Technology Co. Ltd.
PT DS Jaya Abadi	Samatron Co. Ltd.	Sipi Metals Corporation
PT Eunindo Usaha Mandiri	Samduck Precious Metals	Sizer Metals Pvt. Ltd.
PT Fang Di MulTindo	Samhwa Non-ferrous Metal Ind. Co. Ltd.	So Accurate Group, Inc.
PT HP Metals	Samtec, Inc.	SOE Shyolkovsky Factory of Secondary Precious Metals
PT Indra Eramulti Logam Industri	Samwon Metals Corp.	Soft Metais Ltda.
PT Inti Stania Prima	Sandvik Material Technology	Sojitz Corporation
PT Justindo	San-Etsu Metals Co. Ltd.	Solar Applied Materials Technology Corp.
PT Karimun Mining	Sanher Tungsten Vietnam Co. Ltd.	Solder Coat Co. Ltd.
PT Kijang Jaya Mandiri	Sanmenxia HengSheng Science Technology R&D Co. Ltd.	Solikamsk Magnesium Works OAO
PT Koba Tin	SAXONIA Edelmetalle GmbH	Sorimetal Environnement
PT Mitra Stania Prima	Schloetter Co. Ltd.	South-East Nonferrous Metal Co., Ltd. of Hengyang City
PT Panca Mega Persada	Schone Edelmetaal B.V.	Spectro Alloys Corp.
PT Pelat Timah Nusantara Tbk	Scotia-Mocatta	Stanchem Sp. J.
PT Prima Timah Utama	Selayang Solder Sdn. Bhd.	Steel Dynamics, Inc.
PT Refined Bangka Tin	SEMPSA Joyería Platería S.A.	Sudan Gold Refinery
PT Sariwiguna Binasentosa	Senju Metal Industry Co. Ltd.	Sumisho Motor Finance Corporation
PT Seirama Tin Investment	Sevotrans GmbH	Sumitomo Metal Mining Co. Ltd.
PT Singkep Times Utama	Sewon Co. Ltd.	Sunaga Tungsten Industrial Co. Ltd.
PT Stanindo Inti Perkasa	SGS BOLIVIA S.A.	Sundwigger Messingwerk GmbH & Co.
PT Sukses Inti Makmur	Shandong Gold Group Co. Ltd.	Super Ligas Indústria e Comércio de Metais
PT Sumber Jaya Indah	Shandong Huangjin Group Co. Ltd.	Suzhou Feixiang Solder Materials Co. Ltd.
PT Supra Sukses Trinusa	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	Suzhou Jinyi Jewelry Factory
PT Timah (Persero) Tbk	Shandong Zhaojin Gold & Silver Refinery Co. Ltd.	Suzhou Shenchuang Recycling Ltd.
PT Timah Nusantara	Shangdong JinBao Electronics Co. Ltd.	Suzhou Xingrui Noble Metal Material Co. Ltd.
PT Tinindo Inter Nusa	Shanghai Gold Exchange	Swissmetal Industries AG
PT Tirus Putra Mandiri	Shanghai Hubao Copper Industry Co. Ltd.	Swope's Salvage & Recycling
PT Tommy Utama	Shanghai Jiangxi Metals Co. Ltd.	T.C.A S.p.A.
PT Wahana Perkit Jaya	Shaoxing Tianlong Tin Materials Co. Ltd.	TaeguTec Ltd.
PT Yinchendo Mining Industry	Shenmao Technology, Inc.	Taicang Nancang Metal Materials Co. Ltd.
PX Précinox SA	Shenzhen Anchen Soldering Tin Product Co. Ltd.	Taiyo Nippon Sanso Trading (Shanghai) Co. Ltd.
QianDao Industrial Co. Ltd.	Shenzhen Chemicals & Light Industry Co. Ltd.	Taizhou Changsanjiao Co. Ltd.
Qualitek Delta Philippines Inc.	Shenzhen Fujun Material Technology Co. Ltd.	Taki Chemicals
QuantumClean	Shenzhen Kaixin Technology Co. Ltd.	Talley Metals Technology, Inc.
Rahman Hydraulic Tin Sdn Bhd	Shenzhen Ruiyun Feng Industrial Co. Ltd.	Tamura Corporation
Rand Refinery (Pty) Ltd.	Shenzhen Standard Electronic Material Co. Ltd.	Tanaka Kikinzoku Kogyo K.K.
Redring Solder (M) Sdn Bhd	Shenzhen Thai Industrial Co. Ltd.	Tantalite Resources
Remondis Argentia B.V.	Shenzhen Thousand Island Electronics Co. Ltd.	Tantalum Mining Corp. of Canada Ltd.
Republic Metals Corporation	Shenzhen Tiancheng Chemical Co. Ltd.	TCC Steel Corp.
Resind Indústria e Comércio Ltda.	Shenzhen Zhonghenglong Industrial Co. Ltd.	Technic, Inc.
RFH Tantalum Smeltry Co. Ltd.	Shinko Electric Industries Co. Ltd.	Teck Metals Ltd.
Ritchey Metals	Showa Kako Corporation	Tejing (Vietnam) Tungsten Co. Ltd.
Rohm & Haas Company	Sichuan Metals & Minerals Imp & Exp Co. Ltd.	Telex Metals
Royal Canadian Mint	Sichuan Tianze Precious Metals Co. Ltd.	Tennant Metals Pty. Ltd.

Exhibit 1.01

Termomecanica São Paulo S.A.	Uniforce Metal Industrial Corp.	Wuxi Middle Treasures Materials
Thai Solder Industry Corp. Ltd.	United Precious Metal Refining, Inc.	Xiamen Golden Egret Special Alloy Co. Ltd.
Thaisarco	Univertical Corp.	Xiamen Honglu Tungsten Molybdenum Co. Ltd.
The G.A. Avril Company	Univertical International (Suzhou) Co. Ltd.	Xiamen Tungsten Co. Ltd.
The Miller Company, Inc.	Uyemura Group	Xianghualing Tin Industry Co. Ltd.
The Refinery of Shandong Gold Mining Co. Ltd.	Valcambi S.A.	Xinfeng Huarui Tungsten & Molybdenum New Material Co. Ltd.
ThyssenKrupp Industrial Solutions	Vietnam Youngsun Tungsten Industry Co. Ltd.	Xinhai Rendan Shaoguan Tungsten Co. Ltd.
Tianshui Longbo Business & Trade Co. Ltd.	Vishay Intertechnology, Inc.	XinXing HaoRong Electronic Material Co. Ltd.
Tin Plating Gejiu	Vitkovické slévárny	Yamamoto Precious Metal Co. Ltd.
Tin Products Manufacturing Co. Ltd.	Voss Metals Company, Inc.	Yantai Zhaojin Lifu Expensive Metal Co. Ltd.
Todini And Co. S.P.A.	VQB Mineral and Trading Group JSC	Yantai Zhaojin Precious Metals Co. Ltd.
Tokuriki Honten Co. Ltd.	W. L. Enterprise Co. Ltd.	Yichun Jin Yang Rare Metal Co. Ltd.
Tongling Nonferrous Metals Group Co. Ltd.	Wah Lee Industrial Corp.	Yokohama Metal Co. Ltd.
Tony Goetz NV	Watanabe Co. Ltd.	Yunnan Chengfeng Non-ferrous Metals Co. Ltd.
Torecom Corp.	Western Australian Mint trading as The Perth Mint	Yunnan Copper Industry Co. Ltd.
Tosoh BioScience LLC	Western Metal Materials Co. Ltd.	Yunnan GeJiu Jinye Mineral Co. Ltd.
Tranzact, Inc.	Westfalenzinn	Yunnan Metallurgical Group Co. Ltd.
Traxys Group	Westmetall GmbH & Co.	Yunnan Tin Co. Ltd.
Trialco, Inc.	White Solder Metalurgia e Mineração Ltda.	Yunnan xiangyun Feilong Non-Ferrous Metals Co. Ltd.
Triumph Group, Inc.	WIELAND Edelmetalle GmbH	Yuntinic Chemical GmbH
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Wieland Metals	Yuntinic Resources, Inc.
Ugitech S.A.	Wieland Werke AG	Zhangzhou Non-Ferrous Metals Co. Ltd.
Ulba Metallurgical Plant JSC	Wilhelm Grillo Handelsgesellschaft mbH	Zhangzhou Xiangcheng Hongyu Building Materials Co. Ltd.
Ultracore Co. Ltd.	Williams Gold Refining Company	Zhongjin Gold Co. Ltd.
Umicore Brasil Ltda.	Winter Metalle GmbH	Zhongkuang Gold Industry Co. Ltd.
Umicore Galvanotechnik GmbH	Wolfram Bergbau und Hütten AG	Zhuhai Horyison Solder Co. Ltd.
Umicore Precious Metals Thailand	Woltech Korea Co. Ltd.	Zhuzhou Cemented Carbide Group Co. Ltd.
Umicore S.A. Business Unit Precious Metals Refining	Wuxi Lantronic Electronic Co. Ltd.	Zijin Mining Group Co. Ltd.
Uni Bros Metal Pte. Ltd.
Countries of origin for these facilities are believed to include:

Algeria, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Luxembourg, Malaysia, Mexico, Mozambique, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Russia, Rwanda, Saudi Arabia, Singapore, Slovakia, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zimbabwe.

Exhibit 1.01

As a part of its supplier engagement and supply chain due diligence efforts, the Company has incorporated a warranty and covenant relating to Conflict Minerals into its supplier contract form agreements. This form of warranty and covenant seeks to obtain (i) an assertion from the supplier that the products it is supplying to the Company are DRC Conflict Free, (ii) a covenant that the supplier will track the chain of custody of any Conflict Minerals, and (iii) the supplier's CMRT. If the supplier cannot give the requested warranty and covenant, and it is reasonably believed at the time of contracting that the supplier will provide the Company an item that will be included in a product the Company manufactures or contracts to manufacture, at a minimum, the Company requires that the supplier deliver a CMRT. To address any risks posed by future acquisitions, the Company added a request for information relating to the use of Conflict Minerals in any products manufactured or contracted to be manufactured by any target companies in its standard due diligence request and will also endeavor to include a representation in transaction documents, where appropriate, relating to Conflict Minerals.

Conclusion

The Company is far downstream in the supply chain, and therefore relies on its suppliers to gather the appropriate information relating to the Rule. Tracing the origin and chain of custody of Conflict Minerals throughout a global supply chain is a complex process that can only be accomplished with the cooperation and support of a vast number of industries and public and private stakeholders. The Company believes that its reasonable country of origin inquiry was reasonably designed to determine whether the Conflict Minerals contained in the Covered Products originated in the Covered Countries or came from recycled or scrap sources. The Company believes its reasonable country of origin inquiry was performed in good faith and complies with the requirements of the Rule.